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Exhibit 99.1

[First National Bank Logo]	[Lowcountry National Bank Logo]

News Release

For Further Information Contact:

  Chip Stewart
  Cookerly Public Relations
  404.816.2037
  404.816.3037
   chip@cookerly.com

  The Parent Companies of First National Bank of Nassau County and
  Lowcountry National Bank Announce Merger Plans
  Florida and South Carolina banks form alliance as first step in an enhanced growth strategy

For Immediate Release

Fernandina Beach, FL and Beaufort, SC (April 6, 2005)—First Capital Bank Holding Corporation, the parent company of First National Bank of Nassau County, and Coastal Banking Company, Inc., the parent company of Lowcountry National Bank, today announced that they had signed a definitive merger agreement. Pending approval by the respective shareholders and regulators, the merger would create a banking corporation with a coastal presence in South Carolina and Florida with total assets of approximately $300 million. This strategy is the first major step toward expanding banking operations in many of the population centers across a targeted geographic area east of I-95 from Florida to North Carolina.

The two banks will continue to operate under their well-established brands and will be wholly owned subsidiaries of Coastal Banking Company, Inc., (OTC BB: CBCO.OB). Terms of the merger call for each common share of First Capital Bank Holding Corporation to be exchanged for 1.054 common shares of Coastal Banking Company, Inc. It is expected that the merger will be consummated during the third quarter of 2005.

The boards of directors will remain intact at both banks; Randy Kohn will continue to serve as president and CEO of Lowcountry National Bank while Mike Sanchez continues as president and CEO of First National Bank of Nassau County.

"From an operational and market perspective, the two banks are so much alike that this merger was a natural progression in our growth strategy," said Kohn. "We have been successful in bringing our quality brand of community banking to South Carolina and look forward to working with the First National team to expand our operations from Florida through Georgia and the Carolinas."

"In short, this is a strategic alliance that is not the culmination of our growth plan...it's just the beginning," Kohn added. "We have indicated to our shareholders that we would look for partnerships like this one—and I believe this merger clearly demonstrates that we are following through on that promise."

"We want customers of both banks to know that, from their perspective, this merger will be transparent," said Sanchez. "The same great, personal service that they have come to expect at both banks will not change. What will be different is that commercial lending capabilities at both banks will increase. This merger is a mutually strategic endeavor that will give us greater latitude to provide funding for the larger projects and business initiatives that are reflective of our customers' growth."

The duties of employees at the Lowcountry offices in Beaufort and Hilton Head and First National's offices in Fernandina Beach, Jacksonville and Savannah, will not change.

"There will be some economies of scale that result from the combined operations," Sanchez added. "However, we believe it is important to keep the staffs of both banks intact so that we can pursue our growth plan while reducing the need to expand our employee base right away."

BankersBanc Capital Corporation acted as financial advisor to both parties, Triangle Capital Partners, LLC rendered a fairness opinion to the board of directors of Coastal Banking Company, The Carson Medlin Company rendered a fairness opinion to the board of directors of First Capital Bank Holding Corporation, Nelson Mullins Riley & Scarborough LLP served as legal advisor to Costal Banking Company and Powell Goldstein, LLP served as legal advisor to First Capital Bank Holding Corporation.

About First National Bank of Nassau County

The First National Bank of Nassau County is a wholly owned subsidiary of Fernandina Beach, Florida-based First Capital Bank Holding Corporation. First National Bank is a community bank with its main office in Fernandina Beach and with loan production offices in Savannah and Jacksonville. First National had $142 million in assets as of December 31, 2004.

First National Bank of Nassau County is the only locally owned bank in Nassau County and holds $90 million in loans (net) and $100 million in deposits. First National Bank of Nassau County is the only subsidiary of First Capital Bank Holding Corporation, a bank holding company with approximately 600 local shareholders.

About Lowcountry National Bank

Lowcountry National Bank is the wholly owned subsidiary of Coastal Banking Company, Inc., a Beaufort, South Carolina-based holding company. Its stock is traded over the counter under the symbol CBCO.OB. At the end of 2004 Lowcountry National Bank had $146 million in assets, $100 million in loans (net) and $129 million in deposits with offices located in Beaufort and Hilton Head Island, South Carolina.

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FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between Coastal and First Capital, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of Coastal and First Capital may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; shareholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in Coastal's 2005 Annual Report on Form 10-KSB, First Capital's 2005 Annual Report on Form 10-KSB, and documents subsequently filed by Coastal and First Capital with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. Neither Coastal nor First Capital assume any obligation to update any forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Coastal and First Capital will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a joint proxy statement/prospectus. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Coastal and First Capital, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Coastal Banking Company, Inc., 36 Sea Island Parkway, Beaufort, South Carolina 29901, Attention: Randolph C. Kohn, or First Capital Bank Holding Corporation, 1891 South 14th Street, Fernandina Beach, Florida 32034, Attention: Michael G. Sanchez.

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The directors and executive officers of Coastal and First Capital and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coastal's directors and executive officers is available in its Form 10-KSB filed with the SEC on March 30, 2005. Information regarding First Capital's directors and executive officers is available in its Form 10-KSB filed with the SEC on March 31, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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  Exhibit 99.1